THE WARRANT ("WARRANT") REFERENCED HEREIN AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT (i) UNDER COVER OF A REGISTRATION STATEMENT UNDER THE ACT WHICH IS EFFECTIVE AND CURRENT WITH RESPECT TO THIS WARRANT OR SUCH SHARES OF COMMON STOCK, AS THE CASE MAY BE, OR (ii) PURSUANT TO THE WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR TRANSFER.


              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

 Amendment to Warrants for the Purchase of Shares of Common Stock
 _______________________________________________________________

     WHEREAS, in January 1996, PERMA-FIX ENVIRONMENTAL SERVICES, INC. (the "Company"), a Delaware corporation, issued Warrant No. 1-9-96 ("Carey Warrant") to J. P. CAREY ENTERPRISES, INC., or any permitted assignee thereof (the "Carey"), for the purchase of up to one hundred ninety-five thousand (195,000) fully paid and nonassessable shares of common stock, $.001 par value, of the Company (the "Common Stock"), at a purchase price of $0.73 per share. Under the terms of the Carey Warrant, on or about January 5, 1998, Carey assigned various portions of the Carey Warrant to enable John C. Canouse, James P. Canouse, Jeffrey M. Canouse and Joseph C. Canouse, shareholders of Carey, to purchase 39,000, 39,000, 39,000 and 78,000 shares thereunder, respectively. To reflect this assignment, Warrant No. 1-9-96a for 39,000 shares of Common Stock was issued to John C. Canouse, Warrant No. 1-9-96b for 39,000 shares of Common Stock was issued to James P. Canouse, Warrant No. 1-9-96c for 39,000 shares of Common Stock was issued to Jeffrey M. Canouse, and Warrant No. 1-9-96d for 78,000 shares of Common Stock was issued to Joseph C. Canouse;

     WHEREAS, on March 6, 1998, Jeffrey M. Canouse purchased 10,000 shares of Common Stock through the partial exercise of Warrant No. 1-9-96c for 39,000 shares of Common Stock and on March 9, 1998, Jeffrey M. Canouse was issued Warrant No. 1-9-96c/1 to reflect the remaining 29,000 shares of Common Stock available for issuance thereunder;

     WHEREAS, on February 2, 1999, John C. Canouse purchased 15,000 shares of Common Stock through the partial exercise of Warrant No. 1-9-96a for 39,000 shares of Common Stock and on February 5, 1999, John C. Canouse was issued Warrant No. 1-9-96a1 to reflect the remaining 24,000 shares of Common Stock available for issuance thereunder;

     WHEREAS, this Amendment to Warrants for the Purchase of Shares of Common Stock (the "Amendment") is being made to incorporate into Warrant No. 1-9-96a1, Warrant No. 1-9-96b and Warrant No. 1-9-96c/1 (collectively, the "Amended Warrants") a provision to allow the holder thereof to exercise the Amended Warrants, in part or in whole, on a cashless basis, allowing the holder to deliver to the Company "in the money" Amended Warrants held by such holder as payment for the exercise of other Amended Warrants held by such holder.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Amendment. Each of the Amended Warrants is hereby amended by inserting the following provision designated as Section 1.1

          1.1  Cashless Exercise of Warrant.  As an alternative to
          Section 1, herein, this Warrant may be exercised, as a whole at any one time or in part from time to time during the Exercise Period, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed by the Holder) at the address set forth in Section 9 hereof, together with payment in the manner hereinafter set forth, of an amount equal to the Warrant Price in effect at the date of such exercise multiplied by the total number of Warrant Shares to be purchased upon such exercise. Payment for Warrant Shares shall be made by Holder's written direction to the Company to retain as the aggregate Warrant Price (for the Warrant Shares being purchased that number of the Warrant Shares (rounded upward to next highest full Share) being purchased which have an aggregate value equal to the aggregate Warrant Price. Such Warrant Shares shall be valued for such purposes at the highest closing price of the Company's Common Stock in the principal market in which the Company's Common Stock trade for a five day period consisting of the trading day preceding the date on which this Warrant and the Purchase Form are delivered to the Company plus the four preceding trading days.

     2. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

               THE NEXT PAGE IS THE SIGNATURE PAGE

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
          IN WITNESS WHEREOF, this Amendment has been signed by the parties hereto this ____ day of _________, 1999.

                                   PERMA-FIX ENVIRONMENTAL
                                   SERVICES, INC.


                                   By______________________________
                                      Dr. Louis F. Centofanti
                                      Chief Executive Officer




___________________________        ______________________________
John C. Canouse                    James P. Canouse



___________________________
Jeffrey M. Canouse











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